As filed with the Securities and Exchange Commission on February 5, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-3/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(908) 517-7330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spiro Rombotis
Chief Executive Officer
Cyclacel Pharmaceuticals, Inc.
200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(908) 517-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Joel I. Papernik, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, New York 10017
(212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)		Amount of Registration Fee(4)
Common Stock, $0.001 par value per share		(5)		(5)
Preferred Stock, $0.001 par value per share		(5)		(5)
Warrants		(5)		(5)
Debt Securities		(5)		(5)
Total	$75,000,000		$8,025	*

*	Previously Paid

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of debt securities as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of preferred stock or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)	Not required to be included in accordance with General Instruction II.D of Form S-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

(a)	Exhibits.

Exhibit Number		Description of Document
1	.1*	The form of any equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
1	.2*	The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
4.1		Specimen of Common Stock Certificate, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50626) and incorporated herein by reference
4.2		Specimen of Preferred Stock Certificate, filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50626) and incorporated herein by reference
4	.2*	The form of any warrant will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
4	.3*	Form of Indenture relating to senior debt securities
4	.4*	Form of Indenture relating to subordinated debt securities
4	.5*	The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
4	.6*	The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant on Form 8-K and incorporated hereby by reference
5.1		Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges†
23.1		Consent of Ernst & Young LLP†
23.2		Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page)†
25.1		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

Exhibit Number	Description of Document
25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

†	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley Heights, New Jersey on the 5th day of February, 2007.

Cyclacel Pharmaceuticals, Inc.
By:	/s/ Paul McBarron
Paul McBarron Chief Operating Officer & Executive Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spiro Rombotis	Chief Executive Officer (Principal Executive Officer) and Director	February 5, 2007

Spiro Rombotis

/s/ Paul McBarron	Chief Operating Officer & Executive Vice President, Finance (Principal Financial and Accounting Officer)	February 5, 2007

Paul McBarron

*	Chairman	February 5, 2007

Dr. David U’Prichard

*	Director	February 5, 2007

Sir John Banham

*	Director	February 5, 2007

Dr. Christopher Henney

*	Director	February 5, 2007

Prof. Gordon McVie

*	Director	February 5, 2007

Daniel Spiegelman

*	By executing his name hereto, Paul McBarron is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By: /s/ Paul McBarron
Paul McBarron